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                                                                  Exhibit 10.24

                               THIRD AMENDMENT TO
               AMENDED AND RESTATED CREDIT AND SECURITY AGREEMENT
                    (EXIMBANK GUARANTEED LOAN NO. AP072433XB)

          This Third Amendment, dated as of September 3, 1999, is made by and between RSI SYSTEMS, INC., a Minnesota corporation ("the Borrower") and NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, a national banking association (the "Lender").

                                    Recitals

          The Borrower and the Lender have entered into an Amended and Restated Credit and Security Agreement dated as of April 16, 1998, as amended by First Amendment to Credit and Security Agreement dated as of June 22, 1998, and as amended by Second Amendment to Credit and Security Agreement dated as of June 14, 1999 (as amended, the "Credit Agreement"). Capitalized terms used in these recitals have the meanings given to them in the Credit Agreement unless otherwise specified.

          The Borrower has requested that certain amendment be made to the Credit Agreement, which the Lender is willing to make pursuant to the terms and conditions set forth herein.

          NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, it is agreed as follows:

          1. DEFINED TERMS. Capitalized terms used in this Third Amendment which are defined in the Credit Agreement shall have the same meanings as defined therein, unless otherwise defined herein. In addition, Section 1.1 of the Credit Agreement is amended by adding or amending, as the case may be, the following definitions:

          "'Maximum Line" means $1,500,000."

          "'Revolving Note" means the Borrower's First Replacement Revolving Note, payable to the order of the Lender in substantially the form of Exhibit A to the Third Amendment and any note or notes issued in substitution therefor, as the same may hereafter be amended, supplemented or restated from time to time."

          "`Third Amendment' means that certain Third Amendment to Credit and Security Agreement dated as of September 3, 1999, by and between the Borrower and the Lender."

          2. NO OTHER CHANGES. Except as explicitly amended by this Third Amendment, all of the terms and conditions of the Credit Agreement shall remain in full force and effect and shall apply to any advance or letter of credit thereunder.


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          3. AMENDMENT FEE. The Borrower shall pay the Lender as of the date hereof a fully earned, non-refundable fee in the amount of $8,250 for the increase in the Maximum Line set forth in this Amendment.

          4. CONDITIONS PRECEDENT. This Amendment shall be effective when the Lender shall have received an executed original hereof, together with each of the following, each in substance and form acceptable to the Lender in its sole discretion:

          (a) The Revolving Note substantially in the form of Exhibit A hereto, duly executed on behalf of the Borrower.

          (b) A Certificate of the Secretary of the Borrower certifying as to
     (i) the resolutions of the board of directors of the Borrower approving the execution and delivery of the Revolving Note and this Third Amendment, (ii) the fact that the articles of incorporation and bylaws of the Borrower, which were certified and delivered to the Lender pursuant to its Certificate of Authority dated as of June 26, 1997 continue in full force and effect and have not been amended or otherwise modified except as set forth in the Certificate to be delivered, and (iii) certifying that the officers and agents of the Borrower who have been certified to the Lender, pursuant to the Certificate of Authority dated as of June 26, 1997, as being authorized to sign and to act on behalf of the Borrower continue to be so authorized or setting forth the sample signatures of each of the officers and agents of the Borrower authorized to execute and deliver the Revolving Note and this Third Amendment and all other documents, agreements and certificates on behalf of the Borrower.

          (c) An amendment to the Patent Security Agreement sufficient to grant the Lender a security interest in the Borrower's newly acquired patent for the peripheral video conferencing system technology in Mediapro.

          (d) Payment of the fee described in Paragraph 3.

          (e) Such other matters as the Lender may require.

          5. REPRESENTATIONS AND WARRANTIES. The Borrower hereby represents and warrants to the Lender as follows:

          (a) The Borrower has all requisite power and authority to execute this Third Amendment, the amendment to the Patent Security Agreement and the Revolving Note and to perform all of its obligations hereunder, and this Third Amendment, the amendment to the Patent Security Agreement and the Revolving Note have been duly executed and delivered by the Borrower and constitute the legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms.

          (b) The execution, delivery and performance by the Borrower of this Third Amendment, the amendment to the Patent Security Agreement and the Revolving


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     Note have been duly authorized by all necessary corporate action and do not
     (i) require any authorization, consent or approval by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, (ii) violate any provision of any law, rule or regulation or of any order, writ, injunction or decree presently in effect, having applicability to the Borrower, or the articles of incorporation or by-laws of the Borrower, or (iii) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which the Borrower is a party or by which it or its properties may be bound or affected.

          (c) All of the representations and warranties contained in Article V of the Credit Agreement are correct on and as of the date hereof as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date.

          6. REFERENCES. All references in the Credit Agreement to "this Agreement" shall be deemed to refer to the Credit Agreement as amended hereby; and any and all references in the Security Documents to the Credit Agreement shall be deemed to refer to the Credit Agreement as amended hereby.

          7. NO WAIVER. The execution of this Third Amendment and the amendment of the Patent Security Agreement and acceptance of the Replacement Note and any documents related hereto shall not be deemed to be a waiver of any Default or Event of Default under the Credit Agreement or breach, default or event of default under any Security Document or other document held by the Lender, whether or not known to the Lender and whether or not existing on the date of this Third Amendment.

          8. RELEASE. The Borrower, hereby absolutely and unconditionally releases and forever discharges the Lender, and any and all participants, parent corporations, subsidiary corporations, affiliated corporations, insurers, indemnitors, successors and assigns thereof, together with all of the present and former directors, officers, agents and employees of any of the foregoing, from any and all claims, demands or causes of action of any kind, nature or description, whether arising in law or equity or upon contract or tort or under any state or federal law or otherwise, which the Borrower has had, now has or has made claim to have against any such person for or by reason of any act, omission, matter, cause or thing whatsoever arising from the beginning of time to and including the date of this Third Amendment, whether such claims, demands and causes of action are matured or unmatured or known or unknown.

          9. COSTS AND EXPENSES. The Borrower hereby reaffirms its agreement under the Credit Agreement to pay or reimburse the Lender on demand for all costs and expenses incurred by the Lender in connection with the Credit Agreement, the Security Documents and all other documents contemplated thereby, including without limitation all reasonable fees and disbursements of legal counsel. Without limiting the generality of the foregoing, the Borrower specifically agrees to pay all fees and disbursements of counsel to


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the Lender for the services performed by such counsel in connection with the preparation of this Third Amendment and the documents and instruments incidental hereto. The Borrower hereby agrees that the Lender may, at any time or from time to time in its sole discretion and without further authorization by the Borrower, make an Advance under the Credit Agreement, or apply the proceeds of any Advance, for the purpose of paying any such fees, disbursements, costs and expenses and the fee required under paragraph 3 hereof.

          10. MISCELLANEOUS. This Third Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original and all of which counterparts, taken together, shall constitute one and the same instrument.

          IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to be duly executed as of the date first written above.

NORWEST BANK MINNESOTA,              RSI SYSTEMS, INC.
   NATIONAL ASSOCIATION


By                                   By
   ----------------------------        --------------------------------------
   Brett A. Beugen                     Donald C. Lies
   Its Officer                         Its President and Chief Executive Officer


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                                                 Exhibit A to Third Amendment to
                                                 Amended and Restated Credit and
                                                 Security Agreement

                        FIRST REPLACEMENT REVOLVING NOTE

$1,500,000                                                Minneapolis, Minnesota
                                                               September 3, 1999

          For value received, the undersigned, RSI SYSTEMS, INC., a Minnesota corporation (the "Borrower"), hereby promises to pay on the Termination Date under the Credit Agreement (defined below) to the order of NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, a national banking association (the "Lender"), at its main office in Minneapolis, Minnesota, or at any other place designated at any time by the holder hereof, in lawful money of the United States of America and in immediately available funds, the principal sum of One Million, Five Hundred Thousand Dollars ($1,500,000) or, if less, the aggregate unpaid principal amount of all Advances made by the Lender to the Borrower under the Credit and Security Agreement dated as of June 26, 1997 by and between the Lender and the Borrower, as amended by a First Amendment to Credit and Security Agreement dated as of June 22, 1998, as amended by Second Amendment to Credit and Security Agreement dated as of June 14, 1999, and as amended by Third Amendment Credit and Security Agreement of even date herewith (as the same may hereafter be amended, supplemented or restated from time to time, the "Credit Agreement") together with interest on the principal amount hereunder remaining unpaid from time to time (computed on the basis of actual days elapsed in a 360-day year) from the date of the initial Advance until this Note is fully paid at the rate from time to time in effect under the Credit Agreement.

          This Note is the Revolving Note as defined in the Credit Agreement and is subject to the Credit Agreement. To the extent this Note evidences the Borrower's obligation to pay existing Revolving Advances, this Note is issued in substitution for and replacement of but not in payment of the Borrower's promissory note dated as of June 26, 1997 payable to the order of the Lender in the original principal amount of $500,000.

                                    RSI SYSTEMS, INC.


                                    By
                                       -----------------------------------------
                                       Donald C. Lies
                                       Its President and Chief Executive Officer